UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2015

HALLMARK FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 17, 2015, Hallmark Financial Services, Inc. (“Hallmark” and, collectively with its subsidiaries, the “Company”) and two of its insurance company subsidiaries, American Hallmark Insurance Company of Texas (“AHIC”) and Hallmark Insurance Company (“HIC”), entered into a First Amendment to Second Restated Credit Agreement (the “First Amendment”) and a Revolving Facility B Agreement (the “Facility B Agreement”) with Frost Bank (“Frost”). The First Amendment amends the existing Second Restated Credit Agreement with Frost to incorporate the additional credit facility reflected by the Facility B Agreement.

The Facility B Agreement provides Hallmark a new $30.0 million revolving credit facility (“Facility B”), in addition to its existing $15.0 million revolving credit facility with Frost. Hallmark may use Facility B loan proceeds solely for the purpose of making capital contributions to AHIC and HIC. Hallmark may borrow, repay and reborrow under the Facility B until December 17, 2017, at which time all amounts outstanding under the Facility B are converted to a term loan. In connection with Facility B, Hallmark has paid a Frost a one-time commitment fee of $75,000 and will pay Frost an additional quarterly fee through December 17, 2017 of 0.25% per annum of the average daily unused balance of Facility B.

Facility B bears interest at a rate equal to the prime rate or LIBOR plus 3.00%, at Hallmark’s election. Until December 17, 2017, interest only on amounts from time to time outstanding under Facility B are payable quarterly. Any amounts outstanding on Facility B as of December 17, 2017 are converted to a term loan payable in quarterly installments over five years based on a seven year amortization of principal plus accrued interest. All remaining principal and accrued interest become due and payable on December 17, 2022.

The obligations under Facility B are secured by the same collateral as the existing credit facility, being a security interest in the capital stock of AHIC and HIC.  Facility B is subject to the same covenants as the existing credit facility including, among other things, covenants that require the Company to maintain certain financial and operating ratios and that restrict certain distributions, transactions and organizational changes.

The foregoing descriptions of the First Amendment and Facility B Agreement are qualified in their entirety by reference to the definitive agreements filed as exhibits to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1	First Amendment to Second Restated Credit Agreement among Hallmark Financial Services, Inc., American Hallmark Insurance Company of Texas, Hallmark Insurance Company and Frost Bank dated December 17, 2015.

10.2	Revolving Facility B Agreement between Hallmark Financial Services, Inc. and Frost Bank dated December 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date:	December 18, 2015	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer